MATERION CORPORATION REPORTS STRONG FIRST QUARTER 2026 FINANCIAL RESULTS AND IMPROVES FULL-YEAR OUTLOOK

MAYFIELD HEIGHTS, Ohio – Materion Corporation (NYSE: MTRN) today reported first quarter 2026 financial results and provided an update to the full-year outlook.

Financial Summary
•Net sales were $549.8 million versus $420.3 million in the prior year quarter; value-added sales1 were $261.8 million versus $259.3 million in the prior year quarter
•Net income of $19.4 million, or $0.92 per share, diluted, versus net income of $17.7 million, or $0.85 per share, in the prior year quarter; adjusted earnings of $1.27 per share versus $1.13 in the prior year quarter
•Operating profit of $28.2 million versus operating profit of $27.2 million in the prior year quarter; adjusted EBITDA2 of $52.9 million or 20.2% of value-add sales versus $48.7 million or 18.8% in the prior year quarter, representing 140 basis point margin expansion

Business Highlights
•Value-added sales grew 10% year on year, excluding precision clad strip
•Electronic Materials delivered 18% value-added sales growth with record adjusted EBITDA and EBITDA margin
•Precision Optics transformation delivered its strongest top line since 2021 and the 5th consecutive quarter of bottom-line improvement
•Exiting the quarter with record backlog, up more than 20% year on year and up 15% since the beginning of the year

“I am very pleased with the strong start to the year, as our teams delivered double-digit growth across most of our end markets and improved operational performance throughout the company. Electronic Materials achieved its strongest results on record, while the Precision Optics transformation took another meaningful step forward, delivering well ahead of expectations,” said Jugal Vijayvargiya, President & CEO of Materion.

“We continue to see unparalleled momentum in our order rates, and we exited the quarter with a record backlog, increasing our confidence in the results we expect to achieve in 2026.”

FIRST QUARTER 2026 RESULTS
Net sales for the quarter were $549.8 million, compared to $420.3 million in the prior year period. Value-added sales were $261.8 million for the quarter, up 1% from the prior year period driven by growth across most end markets, partially offset by lower precision clad strip shipments.

Operating profit for the quarter was $28.2 million and net income was $19.4 million, or $0.92 per diluted share, compared to operating profit of $27.2 million and net income of $17.7 million, or $0.85 per share, in the prior year period.

Excluding special items3, adjusted EBITDA was $52.9 million, a first quarter record of 20.2% of value-added sales, compared to $48.7 million or 18.8% of value-added sales in the prior year period. The adjusted EBITDA margin was driven primarily by higher volume, favorable price/mix and strong operational performance in Electronic Materials and Precision Optics.

Adjusted net income was $26.7 million excluding acquisition amortization, or $1.27 per diluted share, compared to $1.13 per share in the prior year period.

OUTLOOK
Supported by the momentum in our order book and an all-time high backlog as we exited the first quarter, our confidence in delivering strong results has meaningfully strengthened. We now expect top‑line growth in the low double‑digit range. We are reaffirming our full‑year adjusted earnings per share guidance of $6.00 to $6.50, with increasing conviction in achieving results toward the high end of the range.

ADJUSTED EARNINGS GUIDANCE
It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 through 8 to this press release.

CONFERENCE CALL
Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, April 29, 2026. The conference call will be available via webcast through the Company’s website at www.materion.com. By phone, please dial (888) 506-0062. Calls outside the U.S. can dial (973) 528-0011; please reference participant access code of 960083. A replay of the call will be available until May 13, 2026 by dialing (877) 481-4010 or (919) 882-2331 if international; please reference replay ID number 53274. The call will also be archived on the Company’s website.

FOOTNOTES
1 Value-added sales deducts the impact of pass-through metals from net sales
2 EBITDA represents earnings before interest, taxes, depreciation, depletion and amortization
3 Details of the special items can be found in Attachments 4 through 8

ABOUT MATERION
Materion Corporation is a global leader in advanced materials solutions for high-performance industries including semiconductor, industrial, aerospace & defense, energy and automotive. With nearly 100 years of expertise in specialty engineered alloy systems, inorganic chemicals and powders, precious and non-precious metals, beryllium and beryllium composites, and precision filters and optical coatings, Materion partners with customers to enable breakthrough solutions that move the world forward. Headquartered in Mayfield Heights, Ohio, the Company employs more than 3,000 talented people worldwide, serving customers in more than 60 countries.

FORWARD-LOOKING STATEMENTS
Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein: the global economy, including inflationary pressures, potential future recessionary conditions and the impact of tariffs and trade agreements; the impact of any U.S. Federal Government shutdowns or sequestrations; the condition of the markets which we serve, whether defined geographically or by segment; changes in product mix and the financial condition of customers; our success in developing and introducing new products and new product ramp-up rates; our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values; our success in identifying acquisition candidates and in acquiring and integrating such businesses; the impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions; our success in implementing our strategic plans and the timely and successful start-up and completion of any capital projects; other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal consignment fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Company’s stock price on the cost of incentive compensation plans; the uncertainties related to the impact of war, terrorist activities, and acts of God; changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations; the conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; the disruptions in operations from, and other effects of, catastrophic and other extraordinary events including outbreaks from infectious diseases and other extraordinary events including geopolitical conflicts such as the conflict between Russia and Ukraine and the conflict between the United States and Iran; realization of expected financial benefits expected from the Inflation Reduction Act of 2022; and the risk factors set forth in Part 1, Item 1A of the Company's 2025 Annual Report on Form 10-K and in other reports that we file with the SEC.

Investor Contact:
Kyle Kelleher
(216) 383-4931
kyle.kelleher@materion.com

Media Contact:
Jason Saragian
(216) 383-6893
jason.saragian@materion.com
https://materion.com

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	First Quarter Ended
(Thousands, except per share amounts)	April 3, 2026	March 28, 2025
Net sales	$549,824	$420,330
Cost of sales	467,989	344,151
Gross margin	81,835	76,179
Selling, general, and administrative expense	36,200	35,445
Research and development expense	6,157	6,505
Restructuring expense	2,295	2,038
Other — net	9,008	4,996
Operating profit	28,175	27,195
Other non-operating income—net	(309)	(666)
Interest expense — net	7,578	6,917
Income before income taxes	20,906	20,944
Income tax expense	1,533	3,246
Net income	$19,373	$17,698
Basic earnings per share:
Net income per share of common stock	$0.93	$0.85
Diluted earnings per share:
Net income per share of common stock	$0.92	$0.85
Weighted-average number of shares of common stock outstanding:
Basic	20,762	20,780
Diluted	21,007	20,913

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets

	(Unaudited)
(Thousands)	April 3, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$16,189	$13,681
Accounts receivable, net	267,209	222,916
Inventories, net	493,687	461,231
Prepaid and other current assets	98,664	91,692
Total current assets	875,749	789,520
Deferred income taxes	7,718	7,727
Property, plant, and equipment	1,390,729	1,376,703
Less allowances for depreciation, depletion, and amortization	(860,870)	(841,245)
Property, plant, and equipment, net	529,859	535,458
Operating lease, right-of-use assets	59,024	62,036
Intangible assets, net	102,739	105,874
Other assets	21,975	21,529
Goodwill	280,335	280,657
Total Assets	$1,877,399	$1,802,801
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$23,050	$22,445
Accounts payable	189,036	148,642
Salaries and wages	12,751	19,312
Other liabilities and accrued items	47,563	45,445
Income taxes	4,156	5,054
Unearned revenue	11,929	12,685
Total current liabilities	288,485	253,583
Other long-term liabilities	12,680	12,556
Operating lease liabilities	59,539	60,568
Finance lease liabilities	12,950	13,384
Retirement and post-employment benefits	23,360	23,931
Unearned income	53,303	55,862
Long-term income taxes	536	532
Deferred income taxes	2,712	2,760
Long-term debt	466,871	436,348
Shareholders’ equity	956,963	943,277
Total Liabilities and Shareholders’ Equity	$1,877,399	$1,802,801

Attachment 3

Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
(Thousands)	April 3, 2026	March 28, 2025
Cash flows from operating activities:
Net income	$19,373	$17,698
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	18,426	16,538
Amortization of deferred financing costs in interest expense	239	450
Stock-based compensation expense (non-cash)	3,371	2,986
Deferred income tax (benefit) expense	(3)	22
Changes in assets and liabilities:
Accounts receivable	(45,097)	(24,912)
Inventory	(28,916)	421
Prepaid and other current assets	(8,406)	(10,428)
Accounts payable and accrued expenses	36,420	19,191
Unearned revenue	(1,956)	(4,616)
Interest and taxes payable	(179)	(404)
Other-net	2,421	(1,444)
Net cash provided by (used in) operating activities	(4,307)	15,502
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(15,289)	(12,321)
Payments for mine development	(60)	(8,683)
Proceeds from sale of property, plant, and equipment	—	266
Net cash used in investing activities	(15,349)	(20,738)
Cash flows from financing activities:
Proceeds from (repayments of) borrowings under credit facilities, net	32,783	16,190
Repayment of debt	(1,572)	(7,522)
Principal payments under finance lease obligations	(153)	(163)
Cash dividends paid	(2,905)	(2,803)
Payments of withholding taxes for stock-based compensation awards	(5,772)	(2,224)
Net cash provided by financing activities	22,381	3,478
Effects of exchange rate changes	(217)	679
Net change in cash and cash equivalents	2,508	(1,079)
Cash and cash equivalents at beginning of period	13,681	16,713
Cash and cash equivalents at end of period	$16,189	$15,634

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales, Operating Profit, and EBITDA
(Unaudited)

	First Quarter Ended
(Millions)	April 3, 2026	March 28, 2025
Net Sales
Performance Materials	$155.7	$174.0
Electronic Materials	363.3	224.8
Precision Optics	30.8	21.5
Other	—	—
Total	$549.8	$420.3

Less: Pass-through Metal Cost
Performance Materials	$16.2	$14.0
Electronic Materials	271.7	147.0
Precision Optics	0.1	—
Other	—	—
Total	$288.0	$161.0

Value-added Sales (non-GAAP)
Performance Materials	$139.5	$160.0
Electronic Materials	91.6	77.8
Precision Optics	30.7	21.5
Other	—	—
Total	$261.8	$259.3

Gross Margin
Performance Materials(1)	$31.0	$48.2
Electronic Materials(1)	39.8	23.8
Precision Optics(1)	11.0	4.2
Other	—	—
Total (1)	$81.8	$76.2
(1) See reconciliation of gross margin to adjusted gross margin in Attachment 8

	First Quarter Ended
(Millions)	April 3, 2026	March 28, 2025
Operating Profit
Performance Materials	$12.9	$31.3
Electronic Materials	20.9	6.8
Precision Optics	2.2	(4.1)
Other	(7.8)	(6.8)
Total	$28.2	$27.2

Non-Operating (Income)/Expense
Performance Materials	$0.1	$—
Electronic Materials	—	—
Precision Optics	(0.2)	(0.3)
Other	(0.2)	(0.4)
Total	$(0.3)	$(0.7)

Depreciation, Depletion, and Amortization
Performance Materials	$11.0	$9.4
Electronic Materials	4.6	4.3
Precision Optics	2.3	2.3
Other	0.5	0.5
Total	$18.4	$16.5

Segment EBITDA
Performance Materials	$23.8	$40.7
Electronic Materials	25.5	11.1
Precision Optics	4.7	(1.5)
Other	(7.1)	(5.9)
Total	$46.9	$44.4

Special Items(2)
Performance Materials	$4.2	$0.2
Electronic Materials	0.4	2.2
Precision Optics	0.8	1.4
Other	0.6	0.5
Total	$6.0	$4.3

Adjusted EBITDA Excluding Special Items
Performance Materials	$28.0	$40.9
Electronic Materials	25.9	13.3
Precision Optics	5.5	(0.1)
Other	(6.5)	(5.4)
Total	$52.9	$48.7
The cost of gold, silver, platinum, palladium, copper, ruthenium, iridium, rhodium, rhenium, and osmium is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through market metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.
The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.
(2) See additional details of special items in Attachment 5.

Attachment 5

Materion Corporation and Subsidiaries
Reconciliation of Net sales to Value-added sales, Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	First Quarter Ended	First Quarter Ended
(Millions)	April 3, 2026	March 28, 2025
Net sales	$549.8	$420.3
Pass-through metal cost	288.0	161.0
Value-added sales	$261.8	$259.3

Net income	$19.4	$17.7
Income tax expense	1.5	3.3
Interest expense - net	7.6	6.9
Depreciation, depletion and amortization	18.4	16.5
Consolidated EBITDA	$46.9	$44.4
Net Income as a % of Net sales	3.5%	4.2%
Net Income as a % of Value-added sales	7.4%	6.8%
EBITDA as a % of Net sales	8.5%	10.6%
EBITDA as a % of Value-added sales	17.9%	17.1%

Special items
Restructuring and cost reduction	$2.4	$2.1
Merger, acquisition and divestiture related costs	—	2.1
Product quality issue	3.5	—
Business transformation costs	0.1	0.1
Total special items	6.0	4.3
Adjusted EBITDA	$52.9	$48.7
Adjusted EBITDA as a % of Net sales	9.6%	11.6%
Adjusted EBITDA as a % of Value-added sales	20.2%	18.8%
In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, earnings before interest, taxes, depreciation, depletion and amortization (EBITDA), net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 6, we have adjusted the results for certain special items, including the following:
1.Restructuring and cost reduction – Costs include restructuring charges, costs associated with temporarily idled facilities as a result of decreased demand and costs associated with disposal of assets associated with obsolete products.
2.Merger, acquisition and divestiture related costs – Includes due diligence costs associated with potential merger, acquisition and divestitures as well as loss on asset disposals.
3.Product quality issue - Represents costs incurred related to a previously identified quality issue in the fourth quarter of 2025 identified by a large precision clad strip customer which led to temporarily idling production facilities within the Performance Materials segment.
4.Business transformation costs – Represents project management and implementation expenses related to the Company's automation and transformation initiatives.

Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6

Materion Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings per Share to Adjusted Diluted Earnings per Share
(Unaudited)

	First Quarter Ended	Diluted	First Quarter Ended	Diluted
(Millions)	April 3, 2026	EPS	March 28, 2025	EPS
Net income and EPS	$19.4	$0.92	$17.7	$0.85

Special items
Restructuring and cost reduction	2.4		2.1
Merger, acquisition and divestiture related costs	—		2.1
Product quality issue	3.5		—
Business transformation costs	0.1		0.1
Provision for income taxes(1)	(0.7)		(0.5)
Total special items	5.3	0.25	3.8	0.18
Adjusted net income and adjusted EPS	$24.7	$1.17	$21.5	$1.03
Acquisition amortization (net of tax)	2.0	0.10	2.2	0.10
Adjusted net income and adjusted EPS excl. amortization	$26.7	$1.27	$23.7	$1.13
(1) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of discrete tax items recorded during the respective periods as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

Attachment 7

Reconciliation of Segment Net sales to Segment Value-added sales and Segment EBITDA to Adjusted Segment EBITDA
(Unaudited)
Performance Materials
	First Quarter Ended	First Quarter Ended
(Millions)	April 3, 2026	March 28, 2025
Net sales	$155.7	$174.0
Pass-through metal cost	16.2	14.0
Value-added sales	$139.5	$160.0

EBITDA	$23.8	$40.7
Restructuring and cost reduction	0.6	0.2
Product quality issue	3.5	—
Business transformation costs	0.1	—
Adjusted EBITDA	$28.0	$40.9
EBITDA as a % of Net sales	15.3%	23.4%
EBITDA as a % of Value-added sales	17.1%	25.4%
Adjusted EBITDA as a % of Net sales	18.0%	23.5%
Adjusted EBITDA as a % of Value-added sales	20.1%	25.6%

Electronic Materials
	First Quarter Ended	First Quarter Ended
(Millions)	April 3, 2026	March 28, 2025
Net sales	$363.3	$224.8
Pass-through metal cost	271.7	147.0
Value-added sales	$91.6	$77.8

EBITDA	$25.5	$11.1
Restructuring and cost reduction	0.4	0.5
Merger, acquisition and divestiture related costs	—	1.7
Adjusted EBITDA	$25.9	$13.3
EBITDA as a % of Net sales	7.0%	4.9%
EBITDA as a % of Value-added sales	27.8%	14.3%
Adjusted EBITDA as a % of Net sales	7.1%	5.9%
Adjusted EBITDA as a % of Value-added sales	28.3%	17.1%

Precision Optics
	First Quarter Ended	First Quarter Ended
(Millions)	April 3, 2026	March 28, 2025
Net sales	$30.8	$21.5
Pass-through metal cost	0.1	—
Value-added sales	$30.7	$21.5

EBITDA	$4.7	$(1.5)
Restructuring and cost reduction	0.8	1.4
Adjusted EBITDA	$5.5	$(0.1)
EBITDA as a % of Net sales	15.3%	(7.0)%
EBITDA as a % of Value-added sales	15.3%	(7.0)%
Adjusted EBITDA as a % of Net sales	17.9%	(0.5)%
Adjusted EBITDA as a % of Value-added sales	17.9%	(0.5)%

Other
	First Quarter Ended	First Quarter Ended
(Millions)	April 3, 2026	March 28, 2025
EBITDA	$(7.1)	$(5.9)
Restructuring and cost reduction	0.6	—
Merger, acquisition and divestiture related costs	—	0.4
Business transformation costs	—	0.1
Adjusted EBITDA	$(6.5)	$(5.4)

Attachment 8
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Gross Margin to Adjusted Gross Margin
(Unaudited)

	First Quarter Ended	First Quarter Ended
(Millions)	April 3, 2026	March 28, 2025
Gross Margin
Performance Materials	$31.0	$48.2
Electronic Materials	39.8	23.8
Precision Optics	11.0	4.2
Other	—	—
Total	$81.8	$76.2

Special Items (1)
Performance Materials	$3.5	$—
Electronic Materials	—	—
Precision Optics	—	—
Other	—	—
Total	$3.5	$—

Adjusted Gross Margin
Performance Materials	$34.5	$48.2
Electronic Materials	39.8	23.8
Precision Optics	11.0	4.2
Other	—	—
Total	$85.3	$76.2
(1) Special items impacting gross margin represent the product quality issue identified in the fourth quarter of 2025.